As filed with the Securities and Exchange Commission on April 1, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-205939	POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-106224
POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-192044	POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-104755
POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-192043	POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-82082
POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-191393	POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-61820
POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-189589	POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-46638
POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-168327	POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-37850
POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-166451	POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-79787
POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-156712	POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-57991
POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-136900	POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-53545
POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-128414	POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-26923
POST EFFECTIVE AMENDMENT NO. 1 TO Form S-8 Registration Statement No. 333-106225

UNDER THE SECURITIES ACT OF 1933

CAMERON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	76-0451843
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5599 San Felipe, 16th Floor Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip code)

CAMERON INTERNATIONAL CORPORATION DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

CAMERON INTERNATIONAL CORPORATION RETIREMENT SAVINGS PLAN

CAMERON INTERNATIONAL CORPORATION NONQUALIFIED DEFERRED COMPENSATION PLAN

CAMERON INTERNATIONAL CORPORATION EQUITY INCENTIVE PLAN

ONESUBSEA LLC RETIREMENT SAVINGS PLAN

ONESUBSEA LLC NONQUALIFIED DEFERRED COMPENSATION PLAN

NATCO GROUP, INC. 1998 EMPLOYEE STOCK OPTION PLAN

NATCO GROUP, INC. 2001 STOCK INCENTIVE PLAN

NATCO GROUP, INC. 2004 STOCK INCENTIVE PLAN

NATCO GROUP, INC. 2006 LONG-TERM INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED

CAMERON INTERNATIONAL CORPORATION 2005 EQUITY INCENTIVE PLAN

COOPER CAMERON CORPORATION COMPENSATION DEFERRAL PLAN

COOPER CAMERON CORPORATION SUPPLEMENTAL EXCESS DEFINED CONTRIBUTION PLAN

2003 COOPER CAMERON CORPORATION SUPPLEMENTAL EXCESS DEFINED CONTRIBUTION PLAN

COOPER CAMERON CORPORATION LONG-TERM INCENTIVE PLAN AS AMENDED AND RESTATED (NOVEMBER 2002)

COOPER CAMERON CORPORATION BROAD BASED 2000 INCENTIVE PLAN

AMENDED AND RESTATED COOPER CAMERON CORPORATION LONG-TERM INCENTIVE PLAN

COOPER CAMERON CORPORATION SECOND AMENDED AND RESTATED 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

INDIVIDUAL ACCOUNT RETIREMENT PLAN FOR BARGAINING UNIT EMPLOYEES AT THE COOPER CAMERON CORPORATION BUFFALO, NEW YORK PLANT

(Full title of the plans)

Brad Eastman

General Counsel and Secretary

5599 San Felipe, 16th Floor

Houston, Texas 77056

(Name and address of agent for service)

(713) 513-2000

(Telephone number, including area code, of agent for service)

Copy to:

J. David Kirkland, Jr.

Tull R. Florey

Andrew J. Ericksen

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

REMOVAL OF SECURITIES FROM REGISTRATION

These Post-Effective Amendments relate to the following Registration Statements of Cameron International Corporation (“Cameron”), in each case as amended by any post-effective amendments thereto.

Registration Statement on Form S-8 (File No. 333-205939) pertaining to the registration of $1,000,000 in deferred compensation obligations and 50,000 shares of Cameron’s common stock, par value $0.01 per share (the “Common Stock”), issuable under the Cameron International Corporation Deferred Compensation Plan for Non-Employee Directors.

Registration Statement on Form S-8 (File No. 333-192044) pertaining to the registration of 5,000,000 shares of Common Stock issuable under the Cameron International Corporation Retirement Savings Plan.

Registration Statement on Form S-8 (File No. 333-192043) pertaining to the registration of $10,000,000 in deferred compensation obligations and 1,000,000 shares of Common Stock issuable under the Cameron International Corporation Nonqualified Deferred Compensation Plan.

Registration Statement on Form S-8 (File No. 333-191393) pertaining to the registration of 13,000,000 shares of Common Stock issuable under the Cameron International Corporation Equity Incentive Plan.

Registration Statement on Form S-8 (File No. 333-189589) pertaining to the registration of $124,500,000 in deferred compensation obligations and 3,200 shares of Common Stock issuable under the OneSubsea LLC Nonqualified Deferred Compensation Plan and 432,000 shares of Common Stock issuable under the OneSubsea LLC Retirement Savings Plan.

Registration Statement on Form S-8 (File No. 333-168327) pertaining to the registration of 32,810 shares of Common Stock issuable under the NATCO Group, Inc. 1998 Employee Stock Option Plan, 20,546 shares of Common Stock issuable under the NATCO Group, Inc. 2001 Stock Incentive Plan, 66,827 shares of Common Stock issuable under the NATCO Group, Inc. 2004 Stock Incentive Plan and 481,984 shares of Common Stock issuable under the NATCO Group, Inc. 2006 Long-Term Incentive Compensation Plan, as Amended and Restated.

Registration Statement on Form S-8 (File No. 333-166451) pertaining to the registration of 8,770,250 shares of Common Stock issuable under the Cameron International Corporation 2005 Equity Incentive Plan.

Registration Statement on Form S-8 (File No. 333-156712) pertaining to the registration of $2,000,000 in deferred compensation obligations issuable under the Cameron International Corporation Deferred Compensation Plan For Non-Employee Directors and the Cameron International Corporation Nonqualified Deferred Compensation Plan.

Registration Statement on Form S-8 (File No. 333-136900) pertaining to the registration of 3,500,000 shares of Common Stock issuable under the 2005 Equity Incentive Plan.

Registration Statement on Form S-8 (File No. 333-128414) pertaining to the registration of 2,013,525 shares of Common Stock issuable under the Cooper Cameron Corporation 2005 Equity Incentive Plan.

Registration Statement on Form S-8 (File No. 333-106225) pertaining to the registration of $8,000,000 in deferred compensation obligations issuable under the Cooper Cameron Corporation Compensation Deferral Plan, the Cooper Cameron Corporation Supplemental Excess Defined Contribution Plan and the 2003 Cooper Cameron Corporation Supplemental Excess Defined Contribution Plan.

Registration Statement on Form S-8 (File No. 333-106224) pertaining to the registration of 1,500,000 shares of Common Stock issuable under the Cooper Cameron Corporation Long-Term Incentive Plan As Amended and Restated (November 2002).

Registration Statement on Form S-8 (File No. 333-104755) pertaining to the registration of 1,000,000 shares of Common Stock issuable under the Cooper Cameron Corporation Broad Based 2000 Incentive Plan.

Registration Statement on Form S-8 (File No. 333-82082) pertaining to the registration of 700,000 shares of Common Stock issuable under the Cooper Cameron Corporation Broad Based 2000 Incentive Plan.

Registration Statement on Form S-8 (File No. 333-61820) pertaining to the registration of 500,000 shares of Common Stock issuable under the Cooper Cameron Corporation Broad Based 2000 Incentive Plan.

Registration Statement on Form S-8 (File No. 333-46638) pertaining to the registration of 800,000 shares of Common Stock issuable under the Cooper Cameron Corporation Broad Based 2000 Incentive Plan.

Registration Statement on Form S-8 (File No. 333-37850) pertaining to the registration of 2,000,000 shares of Common Stock issuable under the Amended and Restated Cooper Cameron Corporation Long-Term Incentive Plan.

Registration Statement on Form S-8 (File No. 333-79787) pertaining to the registration of 500,000 shares of Common Stock issuable under the Cooper Cameron Corporation Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors.

Registration Statement on Form S-8 (File No. 333-57991) pertaining to the registration of 4,000 shares of Common Stock issuable under the Individual Account Retirement Plan For Bargaining Unit Employees at the Cooper Cameron Corporation Buffalo, New York Plant.

Registration Statement on Form S-8 (File No. 333-53545) pertaining to the registration of 3,000,000 shares of Common Stock issuable under the Amended and Restated Cooper Cameron Corporation Long-Term Incentive Plan.

Registration Statement on Form S-8 (File No. 333-26923) pertaining to the registration of 1,500,000 shares of Common Stock issuable under the Cooper Cameron Corporation Long-Term Incentive Plan.

The Registration Statements referred to above are collectively referred to as the “Registration Statements”; the plans referred to above are collectively referred to as the “Plans.”

On April 1, 2016, Rain Merger Sub LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Schlumberger N.V. (Schlumberger Limited) (“Schlumberger”), merged with and into Cameron, with Cameron as the surviving corporation (the “Merger”). As a result of the Merger, Cameron became an indirect wholly owned subsidiary of Schlumberger. Cameron has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements.

In accordance with an undertaking made by Cameron in the Registration Statements to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, Cameron hereby deregisters any and all securities originally reserved for issuance under the Plans and registered under the Registration Statements listed above that remained unissued at the effective time of the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that all the requirements for filing on Form S-8 are met and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on April 1, 2016.

CAMERON INTERNATIONAL CORPORATION

By:	/s/ Brad Eastman
Brad Eastman
General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Simon Ayat	Director	April 1, 2016
Simon Ayat

/s/ Jean-Francois Poupeau	Director	April 1, 2016
Jean-Francois Poupeau

/s/ R. Scott Rowe	Director	April 1, 2016
R. Scott Rowe

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